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                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 2002 (except for Notes 20 and 21, as to which the date is August 29, 2002) in the Registration Statement and the related Prospectus of Cooper Industries, Inc. for the registration of $300 million in 5.25% Senior Notes due 2007.



                                             /s/ ERNST & YOUNG LLP


Houston, Texas
September 6, 2002